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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-44102, 333-49662, 333-57180,
333-57180-01, 333-68508, 333-68508-01, 333-73223, 333-83087 and 333-51548), on
Form S-4 (File No. 333-68240) and on Form S-8 (File Nos. 333-33999, 333-34001,
333-48476, 333-54692, 333-62496, 333-69323, 333-74397, 333-75037, 333-75713,
333-80391, 333-90345, 333-93261 and 333-95595) of Tyco International Ltd. of our
report dated October 18, 2001, except as to Note 31 which is as of November 19, 2001, relating to the Consolidated Financial Statements and Financial Statement Schedule, which appears in this Form 10-K.

                                          PRICEWATERHOUSECOOPERS

Hamilton, Bermuda
December 26, 2001